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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

SECURE NETWERKS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street, Ste 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2570

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On July 6, 2011, a majority of disinterested members of the board of directors (the “Board”) of Secure Netwerks, Inc. (the “Company”) approved the conversion of $25,000 in debts held by Kenneth I. Denos, P.C. a corporation beneficially owned by Kenneth Denos, a member of the Company’s Board of Directors, into 100 shares of Series “A” shares of Preferred Stock (“Preferred Stock”). The Preferred Stock was issued to Acadia Group, Inc. (“AGI”), a wholly-owned subsidiary of Kenneth I. Denos, P.C.

Item 3.02 Unregistered Sale of Equity Securities

On July 6, 2011, the Board approved the issuance of the Preferred Stock to AGI as described in Item 1.01 above. AGI is an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Preferred Stock was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders

On July 6, 2011, the Board approved the issuance of the Preferred Stock to AGI as described in Item 1.01 above. The Preferred Stock contains certain rights, preferences, privileges, restrictions and other characteristics as further detailed in the Certificate of Designation to the Company’s Certificate of Incorporation attached as an exhibit to this Current Report. Significantly, although the Preferred Stock carries no dividend, distribution, liquidation, or rights of conversion into common stock, each share of Preferred Stock holds 10,000,000 votes per share, giving AGI an aggregate of 1,000,000,000 voting rights, resulting in AGI’s voting control over the election of the Board and other substantive matters requiring consent of holders of a majority of the voting shares of the Company.

Item 5.01 Changes in Control of Registrant

On July 6, 2011, as a result of the issuance of the Preferred Stock to AGI as described in Item 1.01 above, AGI holds a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 6, 2011, the Company filed a Certificate of Designation to its Certificate of Incorporation specifying the rights, preferences, privileges, and restrictions of the Preferred Stock issued to AGI as described in Item 1.01 above. The Certificate of Designation is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Certificate of Designation to the Certificate of Incorporation of Secure Netwerks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secure Netwerks, Inc.

Date: July 6, 2011	By:	/s/ Chene Gardner
Chene Gardner Chief Executive Officer